Exhibit (a)(1)

                            CERTIFICATE OF FORMATION

                                       OF

                              ALYESKA FUND, L.L.C.

     The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, hereby certifies as follows:

          FIRST: The name of the limited liability company is: Alyeska Fund, L.L.C.



          SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, County of Newcastle, Wilmington, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 19th day of January, 2001.

                                                    ALYESKA FUND, L.L.C.



                                                    By: /s/ Evelyn S. Grant
                                                        ------------------------
                                                        Name:  Evelyn S. Grant
                                                        Title: Authorized Person